Exhibit 21.1

Legal Name		Jurisdiction

33 Mile Radius LLC		Ohio
Advanced Marketing Concepts, Ltd. dba MarketSharp		Wisconsin
AlertMD, Inc.		Delaware
AllMeds Inc.		Tennessee
Alnashmi for Digital Marketing LLC d/b/a Remodeling.com		Jordan
American Service Finance, LLC f/k/a EverASF, LLC		Delaware
ASF Payment Solutions ULC		British Columbia, Canada
Azar, LLC d/b/a Remodeling.com		Delaware
Best Pick Reports, LLC		Delaware
Bold Technologies Ltd.		Colorado
Brighter Vision Web Solutions, Inc.		Colorado
Briostack LLC		Utah
Callahan Roach, LLC		Delaware
ClubWise Software Limited		England and Wales
Clubwise Software Pty. Ltd.		Australia
CollaborateMD, Inc.		Florida
Customer Lobby, LLC		California
DrChrono Inc.		Delaware
Dynascape Software, Inc.		British Columbia, Canada
E Provider Solutions, L.L.C.		South Dakota
EMHware Software Inc.		British Columbia, Canada
EverCommerce Inc.		Delaware
EverCommerce Intermediate Inc.		Delaware
EverCommerce NZ Company Ltd.		New Zealand
EverCommerce Solutions Inc.		Delaware
EverCommerce UK Company Ltd.		England and Wales
Fieldpoint Service Applications Inc.		British Columbia, Canada
Fitii Limited		England and Wales
Fitii LLC		Delaware
FSM Technologies, LLC		Delaware
GoodTherapy.org, LLC		Alaska
GuildQuality Inc.		South Carolina
Home Contractors Review, LLC d/b/a Home Services Review and Five Star Rated		Georgia
Improveit! 360, LLC		Ohio
iSalus, LLC		Delaware
J.E.2000, LLC d/b/a Jimmy Marketing		Connecticut
Joist Software, Inc.		British Columbia, Canada
Keyword Connects LLC		Massachusetts
Listen360, Inc.		Georgia
Market Hardware, Inc.		Delaware
OnVision Solutions, Inc. d/b/a The Studio Director	Colorado	Colorado
Perennial Software, LLC	Delaware	Delaware

Exhibit 21.1

PM Ventures, LLC d/b/a Medical Design Technologies	Texas	Texas
Qiigo, L.L.C.	Georgia	Georgia
Roofsnap, LLC	Georgia	Georgia
SalonBiz, Inc.	Louisiana	Louisiana
Secure Global Solutions, LLC	California	California
Security Information Systems, Inc.	Michigan	Michigan
Service Nation Inc.	Texas	Texas
Socius Marketing, Inc.	Florida	Florida
Speetra Inc. d/b/a pulseM	Texas	Texas
Technique Fitness, Inc. dba Club OS, Technique Software and Lead Dolphin	Pennsylvania	Pennsylvania
Timely Limited	New Zealand	New Zealand
Timely Software Ltd.	England and Wales	England and Wales
Timely Software Pty Ltd.	Australia	Australia
TPC Acquisition, LLC dba Therapy Partner	Delaware	Delaware
Triopes LLC dba Profit Rhino	Nevada	Nevada
Updox LLC	Delaware	Delaware
Zenvoice Software Inc. (Invoice Simple)	British Columbia, Canada	British Columbia, Canada